Exhibit 11.  Statement re: computation of per share earnings


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

                                                                  Three Months Ending June 30,

                                                               1997                               1996
                                                    -----------------------------     ----------------------------
                                                                        Fully                            Fully
                                                        Primary        diluted            Primary        diluted



Net income (loss)                                  $  (4,312,106)  $  (4,312,106)         $ 256,853       $ 256,853
                                                   ==============  ==============         =========       =========


Weighted average of shares
  outstanding                                           7,472,371       7,472,371         7,155,321       7,155,321


Incremental shares from the assumed
  exercise of dilutive stock options                       12,000          28,000           274,794         274,794

Common shares assumed to have been
  repurchased, treasury stock method                      (12,000)        (28,000)         (169,912)       (169,912)
                                                    -------------  --------------     -------------  --------------

Weighted average common and
  common equivalent shares
  outstanding                                           7,472,371       7,472,371         7,260,203       7,260,203
                                                    =============  ==============     =============  ==============

Net income (loss) per share                     $            (.58)     $    (.58)      $        .04     $      .04
                                                ===================================================================



                                                                  Six Months Ending June 30,

                                                               1997                               1996
                                                    -----------------------------     ----------------
                                                                        Fully                            Fully
                                                        Primary        diluted            Primary        diluted



Net income (loss)                                  $  (5,268,386)  $  (5,268,386)       $ 2,470,116     $ 2,470,116
                                                   ==============  ==============       ===========     ===========


Weighted average of shares
  outstanding                                           7,465,084       7,465,084         6,688,382       6,688,382


Incremental shares from the assumed
  exercise of dilutive stock options                       35,023          35,023           429,610         429,610

Common shares assumed to have been
  repurchased, treasury stock method                      (35,023)        (35,023)         (334,320)       (334,320)
                                                    -------------  --------------     -------------  --------------

Weighted average common and
  common equivalent shares
  outstanding                                           7,465,084       7,465,084         6,783,672       6,783,672
                                                    =============  ==============     =============  ==============

Net income (loss) per share                     $            (.71    $      (.71)        $     .36     $      .36
                                                ===================================================================

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